Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Vox Royalty Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Shares, without par value	Rule 457(c) and (h)	7,679,879	(2)	$2.03	(3)	$15,590,154.37	0.00014760	$2,301.11
Equity	Common Shares, without par value	Rule 457(h)	1,535,252	(4)	$2.70	(5)	$4,145,180.40	0.00014760	$611.83
Total Offering Amounts							$19,735,334.77		$2,912.94
Total Fee Offsets									—
Net Fee Due									$2,912.94

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of additional common shares, without par value (“Common Shares”), of Vox Royalty Corp. that may become issuable under the Vox Royalty Corp. 2023 Omnibus Long-Term Incentive Plan (the “2023 Plan”) and the Vox Royalty Corp. 2020 Omnibus Long-Term Incentive Plan (the “2020 Plan” and, together with the 2023 Plan, the “Plans”) by reason of any share dividend, share split, recapitalization, or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding Common Shares.

(2)	Represents Common Shares that have been reserved for future issuance, or that have been issued to the Selling Shareholders (as defined in this Registration Statement), under the Plans.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low market prices of the Common Shares on The Nasdaq Capital Market as of November 6, 2023.

(4)	Represents Common Shares reserved for issuance upon exercise of outstanding stock options under the Plans.

(5)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) of the Securities Act, based on the weighted average exercise price per share of the outstanding stock options. The U.S. dollar amounts with respect to outstanding stock options were calculated based on the Bank of Canada noon rate of exchange reported on November 6, 2023, which was C$1.00=US$0.7312.